Exhibit 4.36

EXECUTION COPY

THE PARTIES LISTED ON THE SIGNATURE PAGES HERETO

as Debtors

and

DEUTSCHE BANK AG, LONDON BRANCH

as Security Trustee

AMENDED AND RESTATED SECURITY AGREEMENT

TABLE OF CONTENTS

		PAGE

1.	CONSTRUCTION; DEFINITIONS	2
2.	GRANT OF SECURITY INTERESTS	8
3.	SECURITY FOR OBLIGATIONS	10
4.	DEBTOR REMAINS LIABLE	11
5.	REPRESENTATIONS, WARRANTIES AND COVENANTS	11
6.	SECURED PARTY APPOINTED ATTORNEY-IN-FACT	21
7.	SECURED PARTY’S DUTIES OF REASONABLE CARE; INDEMNIFICATION	22
8.	TRANSFERS AND OTHER LIENS	23
9.	REMEDIES	23
10.	LICENSE OF INTELLECTUAL PROPERTY	24
11.	APPLICATION OF PROCEEDS	24
12.	EXPENSES	25
13.	TERMINATION OF SECURITY INTERESTS; RELEASE OF COLLATERAL	25
14.	ADMISSIBILITY OF SECURITY AGREEMENT	26
15.	NOTICES	26
16.	WAIVERS, NON-EXCLUSIVE REMEDIES	26
17.	SECURITY INTEREST ABSOLUTE	27
18.	SUCCESSORS AND ASSIGNS	27
19.	CHANGES IN WRITING	27
20.	APPLICABLE LAW	27
21.	WAIVER OF JURY TRIAL AND SETOFF; CONSENT TO JURISDICTION; ETC.	27
22.	SURVIVAL	28
23.	HEADINGS	28
24.	COUNTERPARTS	28
25.	FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE	29
26.	SEVERABILITY	29
27.	ACKNOWLEDGEMENT OF RECEIPT	29
SCHEDULE 1	LOCATIONS OF BOOKS AND RECORDS, CHIEF PLACE OF BUSINESS, CHIEF EXECUTIVE OFFICE
SCHEDULE 2	LEGAL NAMES, TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION, LOCATION AND ORGANIZATION IDENTIFICATION NUMBERS	38
SCHEDULE 3	TRADE-NAMES AND FICTITIOUS NAMES (PRESENT AND PAST FIVE YEARS)
SCHEDULE 4	TRADEMARK REGISTRATIONS
SCHEDULE 5	PATENTS
SCHEDULE 6	COPYRIGHTS

i

TABLE OF CONTENTS

SCHEDULE 7	LICENSES

ii

AMENDED AND RESTATED SECURITY AGREEMENT, dated as of March 3, 2006 and amended and restated as of January 19, 2010

AMONG

(1)                                 The parties listed on the signature pages hereto, each a Delaware corporation or limited liability company (each a “Debtor” and together, “Debtors”); and

(2)                                 DEUTSCHE BANK AG, LONDON BRANCH (“DB”, acting in its capacity as Security Trustee (together with any successor in such capacity, “Security Trustee”).

WHEREAS

(A)                               Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited) (the “Company”), Telewest Communications Network Limited, VMIH Sub Limited (formerly known as NTLIH Sub Limited) as UK Borrowers, Virgin Media Dover LLC (formerly known as NTL Dover LLC) as US Borrower, Deutsche Bank AG, London Branch, J.P. Morgan plc, The Royal Bank of Scotland plc and Goldman Sachs International as Bookrunners and as Mandated Lead Arrangers, Deutsche Bank AG, London Branch as Facility Agent (the “Facility Agent”) and as Security Trustee, Deutsche Bank AG, New York Branch as United States Paying Agent for the Finance Parties (the “US Paying Agent”), GE Corporate Banking Europe SAS as Administrative Agent, Deutsche Bank AG, London Branch, as Original L/C Bank, the Original Guarantors as defined therein and the Lenders as defined therein have entered into a Senior Facilities Agreement dated  March 3, 2006 (as amended and restated on May 22, 2006, July 10, 2006, August 10, 2006, April, 4 2007, May 15, 2008, November 10, 2008, October 30, 2009 and January 8, 2010 (as such agreement may be amended, restated, supplemented or novated from time to time, including, without limitation, as amended and restated in the form of the Structure 2 Senior Facilities Agreement following delivery of a Structure Notice, the “Senior Facilities Agreement”).

(B)                               Virgin Media Secured Finance PLC has agreed to issue and sell the Senior Secured Notes under the Senior Secured Notes Indenture.

(C)                               by an intercreditor deed dated March 3, 2006 as amended and restated on June 13, 2006, July 10, 2006, July 31, 2006, May 15, 2008, October 30, 2009 and January 8, 2010 (as further amended, restated, supplemented and/or otherwise modified from time to time, the “Group Intercreditor Deed”) among the Original Senior Borrowers, the Original Facility Agent, the Original Security Trustee, the Senior Lenders, the Original Senior Guarantors, the Hedge Counterparties, the Intergroup Debtors and the Intergroup Creditors (as each of those terms is defined therein), certain banks, financial institutions and other entities have agreed to regulate their relationship as creditors on the terms set out therein.

(D)                               in connection with the Senior Facilities Agreement each Debtor and the Security Trustee entered into a security agreement dated March 3, 2006 and amended on December 23, 2009 (the “Original Security Agreement”).

(E)                                 the Debtors and the Security Trustee desire to amend and restate the Original Security Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Debtor, the receipt and sufficiency of which are hereby acknowledged, each Debtor hereby makes the following representations and warranties to the Security Trustee for the benefit of the Beneficiaries and hereby covenants and agrees with the Security Trustee for the benefit of the Beneficiaries as follows:

1.                                      CONSTRUCTION; DEFINITIONS

1.1                               Certain Defined Terms

This Security Agreement should be read and construed subject to the terms of the Group Intercreditor Deed.  In the event of any inconsistency between the terms of this Security Agreement and the Group Intercreditor Deed, the terms of the Group Intercreditor Deed shall prevail.  Unless the context otherwise requires or unless otherwise defined in this Security Agreement, terms defined in the Group Intercreditor Deed or (unless otherwise defined in the Group Intercreditor Deed) the Relevant Facilities Agreement shall bear the same meaning when used in this Security Agreement.  The following terms, as used herein, have the meanings set forth below:

“Accounts” means all “accounts” (as defined in the UCC) now owned or hereafter created or acquired by any Debtor including, without limitation, all of the following now owned or hereafter created or acquired by such Debtor:  (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to any Debtor arising from the sale, lease or exchange of goods or other property and/or the performance of services; (b) any Debtor’s rights in, to and under all purchase orders for goods, services or other property; (c) any Debtor’s rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers’ rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) monies due to or to become due to any Debtor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services (whether or not yet earned by performance on the part of any Debtor); and (e) Proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any person with respect to any of the foregoing.

“Agent” means the Facility Agent, the US Paying Agent, the Administrative Agent and the Relevant Agent.

“Beneficiaries” means the First Beneficiary and the Second Beneficiaries.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Security Trustee for the benefit of the Beneficiaries.

“Collateral” has the meaning assigned to that term in Section 2.

“Commitments” means, in respect of a Senior Lender, its Commitment as defined in the Senior Facilities Agreement, and in respect of any other Senior Finance Party, the aggregate of the principal amount advanced by it that has not been repaid, in each case under the Senior Finance Documents, and (without duplication) its uncancelled commitment to extend further credit to the Obligors under the Senior Facilities Documents.

“Copyright License” means any written agreement now or hereafter in existence granting to any Debtor any right to use any Copyright.

“Copyrights” means collectively all of the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications now owned or hereafter created or acquired by any Debtor; (b) all renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Designated Secured Obligations” means Financial Indebtedness in the form of notes or other such similar instruments of any member of the Group that is designated as “Designated Secured Obligations” by written notice from the Company and its successors in title from time to time to the Security Trustee, which notice will certify that the Financial Indebtedness is an instrument for which Rule 3-16 of Regulation S-X under the Securities Act (“Rule 3-16”) is applicable or will become applicable upon registration of such instrument or an instrument exchangeable for such instrument pursuant to a contractual requirement.

“Documents” means all “documents” (as defined in the UCC) or other receipts covering, evidencing or representing goods now owned or hereafter acquired by any Debtor.

“Enforcement Date” means the date on which, following the occurrence of an Event of Default that is continuing, either the Relevant Agent or the Security Trustee notifies the relevant Debtor of the occurrence of that Event of Default, or takes, under any one or more of the Senior Finance Documents, any of the steps it is entitled to take by reason of the occurrence of such Event of Default.

“Equipment” means all “equipment” (as defined in the UCC) now owned or hereafter acquired by any Debtor including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

“Event of Default” shall mean each of:

(i)            a Senior Default; and

(ii)           an event of default or termination event (however described) under any Hedging Agreement.

“Excluded Charged Assets” in relation to any Designated Secured Obligations means any shares, membership interests, partnership interests, equity participations or other equivalent (however designated) ownership interests (the “Ownership Interests”) in, or other securities of, a Subsidiary of Virgin Media Inc. (excluding the Ownership Interests in or other securities issued by Virgin Media Investments Limited or any successor entity upon any merger, reorganization or other restructuring effecting it) that are owned by any Debtor to the extent that granting a security interest in such Ownership Interests or other securities under this Security Agreement to secure such Designated Secured Obligations would result in Rule 3-16 requiring separate financial statements of such Subsidiary to be filed with the SEC, but (i) only to the extent necessary to not be subject to such requirement, (ii) only for so long as such requirement is in existence and (iii) only if no member of the Group files or is otherwise required to file separate financial statements of such Subsidiary with the SEC under a separate rule or regulation; provided that no Ownership Interests or securities will constitute Excluded Charged Assets if any member of the Group takes any action in the form of a reorganization, merger or other restructuring, a principal purpose of which is to provide for the limitation of the grant of security interest in any Ownership Interests or other securities pursuant to the second proviso in Section 2.

“Fixtures” means all of the following now owned or hereafter acquired by any Debtor: plant fixtures; business fixtures; other fixtures and storage office facilities, wherever located; and all additions and accessions thereto and replacements therefor.

“General Intangibles” means all “general intangibles” (as defined in the UCC) now owned or hereafter acquired by any Debtor including, without limitation, all right, title and interest of such Debtor in and to: (a) all leases, licenses and contracts to which such Debtor is or may become a party; (b) all obligations or indebtedness owing to such Debtor (other than Accounts and Instruments) from whatever source arising; (c) all tax refunds and pension reversions; (d) Intellectual Property; and (e) all trade secrets and other confidential information relating to the business of such Debtor including by way of illustration and not limitation:  systems and techniques for the analysis, diagnosis and correction of malfunctions of products used by such Debtor’s customers; the names and addresses of, and credit and other business information concerning, such Debtor’s past, present or future customers; the prices which such Debtor obtains for its services or at which it sells merchandise; estimating and cost procedures; profit margins; policies and procedures pertaining to the sale and design of equipment, components, devices and services furnished by such Debtor; information concerning suppliers of such Debtor; and information concerning the manner of operation, business plans, pledges, projections, and all other information of any kind or character, whether or not reduced to writing, with respect to the conduct by such Debtor of its business not generally known by the public.

“Instruments” means all “instruments”, “chattel paper” and “letters of credit” (each as defined in the UCC) including, but not limited to, Documentary Credits, promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by any Debtor.

“Intellectual Property” means collectively all of the following: Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

“Inventory” means all “inventory” (as defined in the UCC), now owned or hereafter acquired by any Debtor, wherever located including, without limitation, finished goods, raw materials, work in process and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof and goods which are returned to or repossessed by any Debtor.

“Investment Property” means (i) all of any Debtor’s right, title and interest in and to all present and future securities, securities entitlement and securities accounts and (ii) all of any Debtor’s right, title and interest in and to all present and future uncertificated securities and certificated securities.

“Location” of any Debtor, means such Debtor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Obligations” has the meaning set forth in Section 3.

“Original Security Agreement” shall have the meaning set forth in the recitals hereto.

“Ownership Interests” has the meaning given to such term in the definition of “Excluded Charged Assets”.

“Patent License” means any written agreement now or hereafter in existence granting to any Debtor any right to use any invention on which a Patent is in existence.

“Patents” means collectively all of the following: (a) all patents and patent applications now owned or hereafter created or acquired by any Debtor including, without limitation, patentable inventions; (b) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages or payments now and hereafter due and/or payable under any of the foregoing with respect to any of the foregoing, including, without limitation, damages of payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Proceeds” means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral including, without limitation, all claims of any Debtor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

“Relevant Facilities Agreement” means the Senior Facilities Agreement, or, upon its repayment in full and cancellation of all undrawn commitments thereunder, the Designated Refinancing Facilities Agreement, provided that if upon the repayment in full and cancellation of all undrawn commitments under the Senior Facilities Agreement there is no Designated Refinancing Facilities Agreement, until such time that a Refinancing Facilities Agreement has been designated as a Designated Refinancing Facilities Agreement, the “Relevant Facilities Agreement” shall be the Senior Facilities Agreement immediately prior to such termination, and provided further that upon the repayment in full and cancellation of all undrawn commitments under the Designated Refinancing Facilities Agreement, until such time that a Refinancing Facilities Agreement has been designated as a Designated Refinancing Facilities Agreement, the “Relevant Facilities Agreement” shall be the Designated Refinancing Facilities Agreement immediately prior to such termination.

“Registered Organization” shall have the meaning provided in the UCC.

“Rule 3-16” has the meaning given to such term in the definition of “Designated Secured Obligations”.

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” means the Security Trustee Liabilities, the Senior Liabilities and the Hedging Liabilities, provided that any liabilities that have been designated as “New Senior Liabilities” under the Group Intercreditor Deed or are incurred after 31 December 2009 under any Refinancing Facilities Agreement entered into after such date,

(a)           in breach of the provisions of the Senior Facilities Agreement, or upon its repayment in full and cancellation of all undrawn commitments thereunder (unless there is no Designated Refinancing Facilities Agreement), the Designated Refinancing Facilities Agreement, or any Refinancing Facilities Agreement on the date of such designation (excluding any applicable cure period), or

(b)           that the Security Trustee, acting reasonably, has not agreed to act as security trustee for,

shall not, in any such case constitute “Secured Obligations” for the purpose of this Security Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Agreement” means this security agreement dated as of the date hereof among the Parties listed on the signature pages hereto and DB, in its capacity as Security Trustee.

“Security Trust Agreement” means the security trust agreement dated 3 March 2006 and amended and restated on or about the date of this Security Agreement between, Deutsche Bank AG, London Branch as Security Trustee and as Facility Agent, the Company and the companies named therein as Original Obligors.

“Security Interests” means the security interests granted pursuant to Section 2, as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of this Security Agreement.

“Security Trustee” is Deutsche Bank AG, London Branch.

“Senior Secured Notes” has the meaning given to the term “Notes” in the Senior Secured Notes Indenture;

“Senior Secured Notes Documents” means the Senior Secured Notes Indenture including the guarantees set out therein, and the Senior Secured Notes;

“Senior Secured Notes Indenture” means the indenture dated on or about the date of this Security Agreement governing the $1,000,000,000 6.50% Senior Secured Notes due 2018 and the £875,000,000 7.00% Senior Secured Notes due 2018, among Virgin Media Inc., the Company, Virgin Media Finance PLC, Virgin Media Secured Finance PLC, the subsidiary guarantors named therein, The Bank of New York Mellon, as trustee, registrar and paying agent and The Bank of New York Mellon (Luxembourg), S.A., as Luxembourg paying agent, as amended, restated, supplemented or otherwise modified from to time.

“Trademark License” means any written agreement now or hereafter in existence granting to any Debtor any right to use any Trademark.

“Trademarks” means collectively all of the following now owned or hereafter created or acquired by any Debtor: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing including damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

“Transmitting Utility” has the meaning given such term in Section 9-102(a)(80) of the UCC.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

1.2          Other Definition Provisions

References to “sections”, “subsections”, “Exhibits” and “Schedules” shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Security Agreement unless otherwise specifically provided.  Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.  All terms defined in the UCC and not otherwise defined herein shall have the respective meanings therein provided.  All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

2.             GRANT OF SECURITY INTERESTS

In order to secure the payment and performance of the Obligations, in accordance with the terms thereof, each Debtor hereby grants to the Security Trustee for the benefit of the Beneficiaries a continuing security interest in and to all right, title and interest of such Debtor in the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the “Collateral”):

(a)           all Accounts;

(b)           all Inventory;

(c)           all General Intangibles;

(d)           all Documents;

(e)           all Instruments;

(f)            all Investment Property;

(g)           all Equipment;

(h)           all Fixtures;

(i)            all deposit accounts of such Debtor maintained with any bank or financial institution and all claims and causes of action arising therefrom;

(j)            all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described in subparts (a) - (i) above or are otherwise necessary or helpful in the collection thereof or realization thereon;

(k)           all property in the possession of the Security Trustee or any Beneficiary;

(l)            without limitation of clause (e), all collateral security therefor from time to time, all guarantees thereof and any and all rights and remedies of such Debtor thereunder (including, without limitation, the right to make demand and receive payments thereunder), and all claims for money due and to become due to such Debtor thereunder; and

(m)          all Proceeds of all or any of the property described in subparts (a) - (l) above;

provided, however, in no event shall the Collateral include, and no Debtor shall be deemed to have granted a security interest in, any of such Debtor’s right, title or interest in:  (i) any Intellectual Property if the grant of such security interest shall constitute or result in the abandonment, invalidation or rendering unenforceable any right, title or interest of any Debtor therein, or breach or termination pursuant to the terms of, or a default under, any Intellectual Property or the violation of any applicable law; (ii) any General Intangible or Equipment if the grant of such security interest (x) shall be prohibited by any contract, agreement, instrument or indenture governing such General Intangible or relating to such Equipment, (y) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (z) is permitted only with the consent of another party, and such consent has not been obtained or (iii) any assets of any Debtor to the extent that such grant of security interest would violate applicable law or governmental regulation; in each cause of clauses (i) and (ii), other than to the extent any such term is rendered ineffective by §§ 9-406 to 9-409 of the UCC;

provided further, however, that notwithstanding the foregoing, in no event shall the Debtors be required to grant to the Security Trustee a security interest in any Excluded Charged Assets under this Security Agreement to secure the Designated Secured Obligations.  For the avoidance of doubt,

(i)            all Collateral that does not constitute Excluded Charged Assets remains subject to the lien granted pursuant to this Security Agreement to secure all Secured Obligations, including without limitation the Designated Secured Obligations; and

(ii)           such Excluded Charged Assets remain subject to the lien granted under this Section 2 to secure any Secured Obligations that are not Designated Secured Obligations.

In the event that Rule 3-16 is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other United States federal or state governmental agency) of separate financial statements of any such Subsidiary due to the fact that such Subsidiary’s Ownership Interests or other securities secure any Designated Secured Obligations, then such Ownership Interests or other securities (as applicable) of such Subsidiary shall automatically be deemed to be Excluded Charged Assets for such Designated Secured Obligations but (i) only to the extent necessary to not be subject to any such financial statement requirement, (ii) only for so long as such financial statement requirement would otherwise have been applicable to such Subsidiary and (iii) only if no member of the Group files or is otherwise required to file separate financial statements of such Subsidiary with the SEC or such other governmental agency under a separate rule or regulation. If the circumstances described in this paragraph apply, this Security Agreement may be amended or modified, without the consent of any Senior Finance Party, to the extent necessary to release the lien (but only to the extent securing such Designated Secured Obligations and without prejudice to the security interest securing the Secured Obligations referred to in clause (ii) of the preceding paragraph) in favor of the Security Trustee on the relevant Ownership Interests and/or other securities that are so deemed to constitute Excluded Charged Assets.

In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Ownership Interests and/or other securities to secure any Designated Secured Obligations in excess of the amount then secured without the filing with the SEC (or any other United States federal or state governmental agency) of separate financial statements of such Subsidiary, then the Ownership Interests or other securities (as applicable) of such Subsidiary will automatically be deemed not to be Excluded Charged Assets for such Designated Secured Obligations, but limited to the extent necessary to not be subject to any such financial statement requirement. If the circumstances described in this paragraph apply, this Security Agreement may be amended or modified, without the consent of any Senior Finance Party, to the extent necessary to grant a lien in favor of the Security Trustee in such additional Ownership Interests or other securities that were deemed to constitute Excluded Charged Assets.

The obligations of each Debtor pursuant to this Security Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or otherwise must be restored or returned by the Security Trustee or any Beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of such Debtor or any other Obligor or otherwise, all as though such payment had not been made.  If the grant, pledge, or collateral transfer or assignment of any rights of any Debtor under any contract included in the Collateral is expressly prohibited by such contract, then the security interest hereby granted nonetheless remains effective to the extent allowed by Section 9-318 of the UCC or other applicable law but is otherwise limited by that prohibition.

3.             SECURITY FOR OBLIGATIONS

This Security Agreement is made by each Debtor for the benefit of the Security Trustee acting on behalf of the Beneficiaries to secure:

(a)           the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all Secured Obligations;

(b)           any and all sums advanced by the Security Trustee in order to preserve the Collateral or preserve its security interest in the Collateral;

(c)           in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Debtor referred to in clauses (a) and (b) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Security Trustee of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(d)           all amounts paid by any Indemnified Party as to which such Indemnified Party has the right to reimbursement under Section 7.3 of this Security Agreement; and

(e)           all amounts owing to any Agent or any of its affiliates pursuant to any of the Senior Finance Documents in its respective capacity as such;

all such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (a) through (e) of this Section 3 being herein collectively called the “Obligations”, it being acknowledged and agreed that the “Obligations” shall include (without limitation) extensions of credit of the types described above, whether outstanding on the date of this Security Agreement or extended from time to time after the date of this Security Agreement, and (without prejudice to the extension of the Secured Obligations to any other Indebtedness from time to time included within the definition thereof) all Liabilities arising under or in connection with the Senior Facilities Agreement and the Senior Secured Notes Documents.

4.             DEBTOR REMAINS LIABLE

Anything herein to the contrary notwithstanding: (a)  each Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed; (b) the exercise by the Security Trustee or any Beneficiary of any of the rights hereunder shall not release any Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) neither the Security Trustee nor any Beneficiary shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall the Security Trustee or any Beneficiary be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.             REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Debtor represents, warrants and covenants as follows:

5.1          Binding Obligation

This Security Agreement has been duly authorized, executed and delivered by such Debtor and is the legally valid and binding obligation of such Debtor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor’s rights generally or any other reservations as to its enforceability specified in the legal opinion addressed to the Security Trustee and the Beneficiaries in connection herewith on or about the date hereof.

5.2          Authority

That it has such power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Security Agreement.

5.3                               Ownership of Collateral; Bailees

Subject to the Existing Encumbrances and Encumbrances permitted under the Senior Finance Documents (including, without limitation, the Security Interests), such Debtor owns the Collateral free and clear of any Encumbrance.  As of the date hereof, no effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office, except for those in favor of the Security Trustee or evidencing Encumbrances permitted under the Senior Finance Documents.

5.4                               Office Locations; Fictitious Names

As of the date hereof, the chief place of business, the chief executive office, the registered office and the office where such Debtor keeps its books and records are located at the places specified on Schedule 1.  Such Debtor does not do business and has not done business during the five years immediately preceding the date hereof under any trade-name or fictitious business name except as disclosed on Schedule 3.

5.5                               Perfection

This Security Agreement creates a valid and, except for the Encumbrances permitted under the Senior Finance Documents and the reservations referred to in Section 5.1, a first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have or will within the prescribed registration periods been duly taken (except with regard to deposit accounts).

When Uniform Commercial Code financing statements stating that the same covers “all assets of the Debtor”, “all personal property of the Debtor” or words of similar import shall have been filed in the relevant jurisdiction, the Security Interests will constitute perfect security interests in all right, title and interest of the Debtor in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other liens and rights of others except for Encumbrances permitted under the Senior Finance Documents and the reservations set forth in Section 5.1.

When any applicable patent and trademark assignments have been filed with the United States Patent and Trademark Office and any applicable copyright assignments have been filed with the United States Copyright Office, the Security Interests will constitute perfected security interests in all right, title and interest of the Debtors in the United States Intellectual Property therein described to the extent that a security interest therein may be perfected by such filing pursuant to applicable law, prior to all other liens and rights of others therein except for Encumbrances permitted under the Senior Finance Documents and the reservations set forth in Section 5.1.

5.6                               Governmental Authorizations; Consents

No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or, consent of any other person (including, without limitation, any licensor of Intellectual Property) is required either (a) for the grant by such Debtor of the security interest granted hereby or for the execution, delivery or performance of this Security Agreement by such Debtor or (b) for the perfection of such security interest or the exercise by the Security

Trustee or any Beneficiary of its rights and remedies hereunder (except as may have been taken or obtained by or at the direction of such Debtor or the absence of which could not reasonably be expected to have a material adverse effect).

5.7                               Accounts

To the best of the knowledge of the Debtor, each Account, with a value in excess of $20,000 constitutes the genuine, legal, valid and binding obligation of the customer obligated to pay the same.  The amount represented by such Debtor as owing by each customer is the correct amount actually and unconditionally owing, except for normal cash discounts and allowances where applicable.  To the best of such Debtor’s knowledge, no customer has any defense, set-off, claim or counterclaim against such Debtor that can be asserted against the Security Trustee or any Beneficiary, whether in any proceeding to enforce the Security Trustee’s or any Beneficiary’s rights in the Collateral or otherwise except defenses, set-offs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts taken as a whole.  None of the Accounts, with a value in excess of $200,000, is evidenced by a promissory note or other Instrument.

5.8                               Accurate Information

All information heretofore, herein or hereafter supplied to the Security Trustee or any Beneficiary by or on behalf of such Debtor with respect to the Collateral is and will be accurate and complete in all material respects.

5.9                               Repetition

Each Repeating Representation made by such Debtor is true and correct in all material respects on the dates at which such are repeated under the Senior Facilities Agreement, or upon its repayment in full and cancellation of all undrawn commitments thereunder such equivalent provision in the Relevant Facilities Agreement, and such Repeating Representations are incorporated herein by this reference with the same effect as though set forth in their entirety herein.

5.10                        No Conflicts

The execution by such Debtor of this Security Agreement and the exercise by such Debtor of its rights and the performance of its obligations hereunder including, without limitation, granting the Security Interests will not (i) result in the existence or imposition of any Encumbrance nor obligate such Debtor to create any Encumbrance (other than the Security Interests and any other Encumbrance permitted under the Senior Finance Documents) in favor of any person over all or any of its assets, (ii) conflict in any material respect with any agreement, mortgage, bond or other instrument to which such Debtor is a party or which is binding upon such Debtor or any of its assets, (iii) conflict with such Debtor’s organizational documents, or (iv) conflict, in any material respect, with any existing applicable law, regulation or judicial order binding on such Debtor.

5.11                        Provisions Regarding Intellectual Property

(a)                                  Title to Trademarks

Such Debtor has the sole, full and clear title to the Trademarks listed on Schedule 4 hereto for the goods and services covered by the United States of America registrations thereof and such United States of America registrations are valid and subsisting and in full force and effect.

(b)                                 Use of Trademarks

Except to the extent that (i) an Instructing Party, upon prior written notice by such Debtor, shall consent, or (ii) upon sixty (60) days’ prior written notice to the Security Trustee, such Debtor determines in its reasonable business judgment that a Trademark of such Debtor has negligible economic value, such Debtor (either itself or through licensees) will continue to use the Trademarks material to its business on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain the Trademarks in full force free from any claim of abandonment of non-use and such Debtor will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark material to its business may become invalidated.

(c)                                  Title of Patents; Etc.

Such Debtor has the sole, full and clear title to each of the Patents shown on Schedule 5 hereto and to the best of such Debtor’s knowledge, the Patents are valid and subsisting and in full force and effect.  None of the Patents has been abandoned or dedicated, and, except to the extent that (i) an Instructing Party, upon prior written notice by such Debtor, shall consent, or (ii) upon sixty (60) days’ prior written notice to the Security Trustee, such Debtor determines in its reasonable business judgment that a Patent of such Debtor has negligible economic value, such Debtor will not do any act, or omit to do any act, whereby the Patents material to its business may become abandoned or dedicated and shall notify the Security Trustee immediately if it knows of any reason or has reason to know that any application or registration may become abandoned or dedicated.

(d)                                 Title to Copyrights; Etc.

Such Debtor has the sole, full and clear title to the Copyrights shown on Schedule 5 hereto and, to best of such Debtor’s knowledge, each of said Copyrights is subsisting and in full force and effect.  None of the Copyrights has been abandoned or dedicated, and except to the extent that such Debtor, in the exercise in good faith of its commercially reasonable business judgment, decides that such Copyright is no longer useful with respect to the business of such Debtor, such Debtor will not do any act, or omit to do any act, whereby the Copyrights material to its business may become abandoned or dedicated, or the remedies available against potential infringers weakened, and shall notify the Security Trustee immediately if it knows of any reason or has reason to know that any copyright or registration may become abandoned or dedicated.

(e)                                  Additional Patents, Trademarks and Copyrights

In no event shall such Debtor, either itself or through any agent, employee, licensee or designee, (i) file an application for any Patent or the registration of any Trademark or Copyright with the United States Patent and Trademark Office, United States Copyright Office or any similar office or agency of the United States of America or any State thereof or (ii) file any assignment of any Patent, Trademark or Copyright which such Debtor may acquire, own or license from a third party, with the United States Patent and Trademark Office, United States Copyright Office or any similar office or agency of the United States of America or any State thereof, unless such Debtor shall, on or prior to the date of such filing, notify the Security Trustee thereof, and, upon request of the Security Trustee, execute and deliver any and all supplements hereto, assignments, agreements, instruments, documents and papers as the Security Trustee may request to evidence the Security Trustee’s security interest in such Patent, Trademark or Copyright and the goodwill and general intangibles of such Debtor relating thereto or represented thereby.

(f)                                    No Additional Patents, Trademarks or Copyrights

As of the date hereof, such Debtor owns no Patents, Trademarks or Copyrights and does not have any Patents, Trademarks or Copyrights registered in, or the subject of pending applications in, the United States Patent and Trademark Office, United States Copyright Office or any similar office or agency in any State of the United States of America, other than those described in Schedules 4, 5 and 6 hereto.

(g)                                 Additional Further Assurances

Subject to Sections 5.11(b), (c) and (d), such Debtor will take all necessary steps in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any similar office or agency in any State of the United States of America, to maintain each of such Debtor’s applications and registrations of the Trademarks, Copyrights and Patents (except for those that are not material to such Debtor’s business), including, without limitation, filing renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

(h)                                 Security Trustee and Beneficiaries Not Liable

Such Debtor assumes all responsibility and liability arising from the use of the Trademarks, and hereby indemnifies and holds the Security Trustee and each Beneficiary harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees) arising out of any alleged defect in any product manufactured, promoted or sold by such Debtor (or any affiliate or subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labeling, sale or advertisement of any such product by such Debtor (or any affiliate or subsidiary thereof).  Such Debtor agrees that neither the Security Trustee nor any Beneficiary assumes, and neither the Security Trustee nor any Beneficiary shall have any responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by such Debtor, and such Debtor hereby agrees to indemnify and hold the Security Trustee and each Beneficiary harmless with respect to any and all claims by any person relating thereto (save for any claim arising from the gross negligence or willful misconduct of the Security Trustee or such Beneficiary.

(i)                                     Protection of Trademarks

Such Debtor agrees that if it, or any of its affiliates or subsidiaries, learns of any use by any person of any term or design likely to cause confusion with any Trademark (except for those that are not material to such Debtor’s business), it shall promptly notify the Security Trustee of such use and, if requested by the Security Trustee, shall join with the Security Trustee, at such Debtor’s expense, in such action as the Security Trustee, in its reasonable discretion, may deem advisable for the protection of the Security Trustee’s and Beneficiaries’ interest in and to the Trademarks (except for those that are not material to such Debtor’s business), it being understood that the foregoing shall not preclude such Debtor from bringing an action against a person other than the Security Trustee or the Beneficiaries for the protection of such Debtor’s interest in and to the Trademarks).

(j)                                     Licenses of Trademarks, Patents and Copyrights

All of such Debtor’s Patent Licenses, Trademarks Licenses, and Copyrights Licenses are set forth in Schedule 7 hereto other than any such Patent Licenses, Trademark Licenses and Copyright Licenses which are immaterial to the Debtor.  Such Debtor will do all things that are necessary and proper and within such Debtor’s power and control to keep each of its Patent Licenses, Trademark Licenses and Copyright Licenses in full force and effect, except (i) to the extent that such Debtor has determined that the failure to keep such Patent License, Trademark License or Copyright License in full force and effect shall not have a Material Adverse Effect or (ii) for any of the foregoing which expire by their terms (as in effect on the date hereof) or are terminable at will by a person other than such Debtor.

(k)                                  Further Schedules

Such Debtor shall supplement Schedules 4, 5, 6 and 7 hereto to add Patents, Trademarks, Copyrights, Patent Licenses, Trademark Licenses and Copyright Licenses, which such Debtor shall acquire or grant or become aware of after the date hereof, other than any such Patent Licenses, Trademark Licenses and Copyright Licenses which are immaterial to the Debtor, and such supplements shall become part of such Schedules and such Debtor shall not be in breach of any of the representations herein if such Schedules are supplemented within 60 days of a request by the Security Trustee to update such Schedules.

(l)                                     Supplements

As requested by the Security Trustee on behalf of the Beneficiaries, such Debtor shall execute and deliver one or more supplements in the form attached hereto in respect of each registered United States Patent, Trademark and Copyright now or hereafter owned by such Debtor.

5.12                        Other Documents and Actions

Such Debtor will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or that

Security Trustee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Security Trustee or any Beneficiary to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, such Debtor will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Security Trustee may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (b) at any reasonable time, upon demand by the Security Trustee made whilst an Event of Default is continuing exhibit the Collateral in such Debtor’s possession or control to allow inspection of the Collateral by the Security Trustee or persons designated by the Security Trustee; and (c) upon the Security Trustee’s request, appear in and defend any action or proceeding that may affect such Debtor’s title to or the Security Trustee’s security interest in the Collateral.

5.13                        Security Trustee Authorized

Such Debtor hereby authorizes the Security Trustee to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Debtor to the extent permitted by law.  A photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

5.14                        Corporate or Name Change

Such Debtor will notify the Security Trustee promptly in writing prior to any change in such Debtor’s name, identity or organizational structure.

5.15                        Business Locations

Such Debtor will give the Security Trustee thirty (30) days prior written notice of any change in such Debtor’s chief place of business, chief executive office or registered office.  With respect to any such change, such Debtor will execute such documents and take such actions as the Security Trustee reasonably deems necessary to perfect and protect the Security Interests in the Collateral prior to such change.

5.16                        Bailees

If any Collateral, with a value in excess of $20,000 is at any time in the possession or control of any warehouseman, bailee or any of such Debtor’s agents or processors, such Debtor shall, upon the request of the Security Trustee, (i) notify such warehouseman, bailee, agent or processor of the Security Interests created hereby, (ii) shall instruct such person to hold all such Collateral for the Security Trustee’s account subject to the Security Trustee’s instructions and (iii) use its reasonable endeavors to cause such person to enter into such agreements as to such Collateral as the Security Trustee may reasonably request.

5.17                        Instruments

Such Debtor will deliver and pledge to the Security Trustee on behalf of the Beneficiaries all Instruments (other than (i) promissory notes having individually a face value not in excess of

$200,000, (ii) Cash Equivalents held in a deposit account or a securities account and subject to effective “control” by the Security Trustee; (iii) Instruments or Certificated Securities received in connection with bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers in the ordinary course of business having individually a face amount of less than $200,000 in the case of Instruments or Certificated Securities subject to this clause (iii) and (iv) checks, drafts and similar forms of payment received in the ordinary course of business, having individually a face amount of less than $200,000, provided that the aggregate face amount of all promissory notes, Instruments, Certificated Securities and checks, drafts or similar forms of payment not delivered to the Security Trustee in reliance on this parenthetical shall at no time exceed $1,000,000) duly endorsed or accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Security Trustee.  While any Event of Default is continuing, such Debtor will mark conspicuously all chattel paper with a legend, in form and substance reasonably satisfactory to the Security Trustee, indicating that such chattel paper is subject to the Security Interests.

5.18                        Certificates of Title

If requested by the Security Trustee, such Debtor shall promptly deliver to the Security Trustee any and all certificates of title, applications for title or similar evidence of ownership of all Equipment and shall cause the Security Trustee to be named as lienholder on any such certificate of title or other evidence of ownership pursuant to this Section 5.18, provided however that such Debtor shall not be required to deliver such certificates of title, applications for title or similar evidence of ownership with respect to any Equipment having a value individually of less than $200,000, provided further that the aggregate value of all such Equipment excluded from the requirements of this Section 5.18 pursuant to the immediately preceding proviso does not exceed $1,000,000 in the aggregate.  Such Debtor shall promptly inform the Security Trustee of any additions to or deletions from Equipment in excess of $200,000 and shall not permit any such items to become fixtures to real estate other than real estate described in any mortgages or UCC fixture filings in favor of the Security Trustee.

5.19                        Account Covenants

Except as otherwise provided in this subsection 5.19, such Debtor shall continue to collect, at its own expense, all amounts due or to become due such Debtor under the Accounts, except for settlements and uncollectible Accounts in the ordinary course of business.  Debtor may use collection agents in this respect and may sell delinquent Accounts in the ordinary course of business.  In connection with such collections, such Debtor may take (and, at the Security Trustee’s direction, shall take) such action as such Debtor may reasonably deem necessary or advisable to enforce collection of the Accounts; provided, that the Security Trustee shall have the right at any time after the occurrence and during the continuation of an Event of Default to: (a) notify the customers or obligors under any Accounts of the assignment of such Accounts to the Security Trustee and to direct such customers or obligors to make payment of all amounts due or to become due directly to the Security Trustee; (b) enforce collection of any such Accounts (to the exclusion of such Debtor, except as the Security Trustee may otherwise agree in writing); and (c) adjust, settle or compromise the amount or payment of such Accounts.  After the occurrence and during the continuation of an Event of Default (i) all amounts and Proceeds

(including Instruments) received by such Debtor with respect to the Accounts shall be received in trust for the benefit of the Security Trustee on behalf of the Beneficiaries, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Security Trustee in the same form as so received (with any necessary endorsement) and (ii) such Debtor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon, other than trade discounts granted in the ordinary course of business or with respect to immaterial Accounts, in each case, without the prior consent of the Security Trustee.

5.20                        Equipment Covenants

Such Debtor shall cause such Equipment as is necessary and material to the conduct of its business to be maintained and preserved in good working order and condition, as is necessary and material to the condition of its business, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements, and other improvements in connection therewith that are necessary or desirable to such end.

5.21                        Insurance

Such Debtor shall maintain insurance with respect to the Collateral in accordance with the terms of the Relevant Facilities Agreement.

5.22                        Taxes and Claims

Such Debtor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral (including claims for labor, materials and supplies), except to the extent the validity thereof is being contested in good faith and in any event for which no Encumbrance has attached to any Collateral.

5.23                        Collateral Description

Such Debtor will furnish to the Security Trustee, from time to time, statements and Schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Security Trustee may reasonably request, all in reasonable detail.

5.24                        Use of Collateral

Such Debtor will not use or permit any Collateral to be used, sold, possessed, dispensed or disposed of unlawfully or in violation of any provision of this Security Agreement or where such use, sale, possession, dispensation or disposal would have a material adverse effect on said Debtor’s business, operations, property or condition in violation of any applicable statute, regulation or ordinance or of any license, permit or registration of such Debtor or any of its affiliates or subsidiaries or any policy of insurance covering any of the Collateral.

5.25                        Records of Collateral

Such Debtor shall keep books and records full and accurate in all material respects relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as the Security Trustee may reasonably request indicating that the Collateral is subject to the Security Interests.

5.26                        Other Information

Such Debtor will, promptly upon request, provide to the Security Trustee all information and evidence it may reasonably request concerning the Collateral, and in particular the Accounts, to enable the Security Trustee to enforce the provisions of this Security Agreement.

5.27                        Modification of Agreements, Etc.

Such Debtor will not, without the prior written consent of the Security Trustee acting on the instructions of an Instructing Party, execute any document or instrument or take any other action of any kind which would be, or result in, an Event of Default.

5.28                        Delivery of Documents, Etc.

Upon the receipt of a notice from the Security Trustee the Debtor shall be required to deliver to the Security Trustee any certificate, document, application for title, evidence of ownership or instrument specified in subsections 5.11(e) (Additional Patents, Trademarks and Copyrights), 5.12 (Other Documents and Actions), 5.17 (Instruments) or 5.18 (Certificates of Title) or make any payment specified in 5.19 (Account Covenants).

5.29                        Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.

The exact legal name of each Debtor, the type of organization of such Debtor, whether or not such Debtor is a Registered Organization, the jurisdiction of organization of such Debtor, such Debtor’s Location, the organizational identification number (if any) of such Debtor, and whether or not such Debtor is a Transmitting Utility, is listed on Schedule 2 hereto for such Debtor.  Such Debtor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any) from that used on Schedule 2 hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Senior Finance Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Debtor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Security Trustee  not less than 15 days’ prior written notice of each change to the information listed on Schedule 2 (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Schedule 2 which shall correct all information contained therein for such Debtor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Security Trustee to maintain the security interests of the Security Trustee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.  In addition, to the extent that such Debtor does not have an organizational identification number on the date hereof and later obtains one, such Debtor shall promptly thereafter notify the Security Trustee of such organizational identification number and shall take all actions reasonably satisfactory to the Security Trustee to the extent necessary to maintain the security interest of the Security Trustee in the Collateral intended to be granted hereby fully perfected and in full force and effect.

5.30                        Recourse

This Security Agreement is made with full recourse to each Debtor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Debtor contained herein, in the Senior Finance Documents and otherwise in writing in connection herewith or therewith.

6.                                      SECURED PARTY APPOINTED ATTORNEY-IN-FACT

Each Debtor hereby irrevocably appoints the Security Trustee as such Debtor’s attorney-in-fact, with full authority, upon the occurrence and during the continuation of an Event of Default, in the place and stead of such Debtor and in the name of such Debtor, Security Trustee or otherwise, from time to time in the Security Trustee’s reasonable discretion to take any action and to execute any instrument that the Security Trustee may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

(a)                                  to obtain and adjust insurance in respect of or constituting any Collateral;

(b)                                 to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)                                  to receive, endorse, and collect any drafts or other instruments, securities, documents and chattel paper, in connection with clauses (a) and (b) above;

(d)                                 to file any claims or take any action or institute any proceedings that the Security Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Security Trustee or any Beneficiary with respect to any of the Collateral;

(e)                                  to pay or discharge taxes or Encumbrances, levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Security Trustee in its sole discretion, and such payments made by the Security Trustee to become Obligations of such Debtor, due and payable immediately without demand;

(f)                                    to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents (including without limitation financing statements, continuation statements and other documents necessary or advisable to perfect the Security Interests) relating to the Collateral; and

(g)                                 generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Security Trustee were the absolute owner thereof for all purposes, and to do, at the Security Trustee’s option and such Debtor’s expense, at any time or from time to time, all acts and things that the Security Trustee reasonably deems necessary to protect, preserve or realize upon the Collateral.

Each Debtor hereby ratifies and approves all acts of the Security Trustee made or taken pursuant to this Section 6 (provided, that, such Debtor does not, by virtue of such ratification, release any claim that such Debtor may otherwise have against the Security Trustee for any such acts made or taken by the Security Trustee through gross negligence or willful misconduct).  Neither the Security Trustee nor any person designated by the Security Trustee shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except acts or omissions resulting from the Security Trustee’s gross negligence or willful misconduct.  This power, being coupled with an interest, is irrevocable so long as this Security Agreement shall remain in force.

7.                                      SECURED PARTY’S DUTIES OF REASONABLE CARE; INDEMNIFICATION

7.1                               Beyond the safe custody thereof, the Security Trustee shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto.  Security Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.  Security Trustee shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Security Trustee in good faith.

7.2                               Except as hereinabove specifically set forth, the Security Trustee shall have no further obligation to ascertain the occurrence of, or to notify any Debtor with respect to, any matters relating to any Collateral and shall not be deemed to assume any such further obligation as a result of the establishment by the Security Trustee of any internal procedures with respect to any Collateral in its possession, nor shall the Security Trustee be deemed to assume any other responsibility for, or obligation or duty with respect to, any Collateral, or its use, of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or any Debtor’s rights in the Collateral or against any prior parties thereto, but the same shall be at any Debtor’s sole risk and responsibility at all times.

7.3                               Each Debtor hereby releases the Security Trustee, each Beneficiary and their respective officers, shareholders, directors, employees and agents (each, an “Indemnified Party”) from any claims, causes of action and demands at any time arising out of or with respect to this Security Agreement, the Obligations, the Collateral and its use and/or any actions taken or omitted to be taken by such Indemnified Party with respect thereto (except such claims, causes of action and demands arising from the bad faith, gross negligence or willful misconduct of such Indemnified Party) and such Debtor hereby agrees to hold each Indemnified Party harmless from and with respect to any and all such claims, causes of action and demands (except such claims, causes of action and demands arising from the gross negligence or willful misconduct of such Indemnified Party).

8.                                      TRANSFERS AND OTHER LIENS

8.1                               Except as otherwise permitted or not restricted by the Senior Finance Documents, each Debtor shall not:

(a)                                  sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except that such Debtor may sell Inventory in the ordinary course of business.

(b)                                 create or suffer to exist any Encumbrance upon or with respect to any of the Collateral to secure indebtedness of any person except for the security interest created by this Security Agreement and Encumbrances permitted under the Senior Finance Documents.

9.                                      REMEDIES

(a)                                  If the Enforcement Date shall have occurred, the Security Trustee may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (a) require each Debtor to, and such Debtor hereby agrees that it will, at its expense and upon request of the Security Trustee forthwith, assemble all or part of the Collateral as directed by the Security Trustee and make it available to the Security Trustee at a place to be designated by the Security Trustee which is reasonably convenient to both parties; (b) without notice or demand or legal process, enter upon any premises of such Debtor and take possession of the Collateral; (c) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Security Trustee’s offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as may be commercially reasonable; (d) to the exclusion of such Debtor, make demand, collect, enforce and exercise or refrain from exercising any and all rights and remedies of such Debtor under all Accounts, Instruments, General Intangibles, Investment Property and other intangible Collateral (e) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Security Trustee and may exercise any and all remedies of such Debtor in respect of such Collateral, (f) license or sublicense, whether on an exclusive or nonexclusive basis, any Trademarks, Internet domain names and associated URL addresses, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Security Trustee shall in its sole judgment determine, (g) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 11; and (h) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC.  Each Debtor agrees that, to the extent notice of sale shall be required by law, at least ten days notice to such Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  At any sale of the Collateral, if permitted by law, the Security Trustee may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of the Beneficiaries.  The Security Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  the Security Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the extent permitted by law, each Debtor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

10.                               LICENSE OF INTELLECTUAL PROPERTY

Each Debtor hereby assigns, transfers and conveys to the Security Trustee effective upon the occurrence and during the continuation of any Event of Default, the nonexclusive right and license to use, to the extent permitted by the terms of the license, all material Trademarks, Patents and Copyrights owned or used by such Debtor together with any goodwill associated therewith, all to the extent necessary to enable the Security Trustee to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral.  This right and license shall inure to the Security Trustee and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise.  Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to such Debtor by the Security Trustee.

11.                               APPLICATION OF PROCEEDS

(a)                                  All monies collected by the Security Trustee upon any sale or other disposition of the Collateral pursuant to the terms of this Security Agreement, together with all other monies received by the Security Trustee hereunder, shall be applied in the manner provided in the Group Intercreditor Deed and the Security Trust Agreement.

(b)                                 It is understood and agreed that each Debtor shall remain jointly and severally liable with respect to its Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of such Obligations, provided that before any demand for payment by the Security Trustee is made on any Debtor that is a Restricted Guarantor, demand for payment of the relevant Obligation shall first have been made on the Borrower from which such unpaid Obligation is due (if any).

12.                               EXPENSES

Each Debtor shall pay all insurance expenses and all reasonable expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, all reasonable costs, fees and expenses of perfecting and maintaining the Security Interests, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral to the extent required under the Senior Finance Document, or with respect to the sale or other disposition thereof.  If such Debtor fails promptly to pay any portion of the above expenses when due or to perform any other obligation of such Debtor under this Security Agreement, the Security Trustee may, at its option, but shall not be required to, pay or perform the same and charge such Debtor for all costs and expenses incurred therefor, and such Debtor agrees to reimburse the Security Trustee therefore on demand.  All sums so paid or incurred by the Security Trustee for any of the foregoing, any and all other sums for which such Debtor may become liable hereunder and all reasonable costs and expenses (including reasonable attorneys’ fees, legal expenses and court costs) incurred by the Security Trustee in enforcing or protecting the Security Interests or any of its rights or remedies under this Security Agreement shall be payable by such Debtor on demand, shall constitute Secured Obligations, shall bear interest until paid at the rate applicable to the Advance under the Relevant Facilities Agreement.

13.                               TERMINATION OF SECURITY INTERESTS; RELEASE OF COLLATERAL

(a)                                  On the Termination Date, this Security Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 7.3 hereof shall survive any such termination) and the Security Trustee, at the request and expense of such Debtor, will execute and deliver to such Debtor a proper instrument or instruments acknowledging the satisfaction and termination of this Security Agreement, and will duly release from the security interest created hereby and assign, transfer and deliver to such Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Security Trustee and as has not theretofore been sold or otherwise applied or released pursuant to this Security Agreement, together with any moneys at the time held by the Security Trustee.  As used in this Security Agreement, “Termination Date” shall mean the date upon which the Commitments under the Senior Finance Documents have been terminated, no Documentary Credit (as defined in the Relevant Facilities Agreement) is outstanding (and all Advances have been paid in full), all Documentary Credits have been terminated, and all other Obligations (other than indemnities described in the Senior Finance Documents which are not then due and payable) then due and payable have been paid in full.

(b)                                 In the event that any part of the Collateral is sold or otherwise disposed of to a person other than an Obligor and (x) such disposal is permitted or not restricted under any of the Senior Finance Documents, or (y) is otherwise released with the consent of the Instructing Party in accordance with the terms of the Group Intercreditor Deed, and in the case of clauses (x) and (y), the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Senior Finance Documents to the extent required to be so applied, the

Security Trustee, at the request and expense of such Debtor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Debtor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Security Trustee and has not theretofore been released pursuant to this Security Agreement.

(c)                                  At any time that any Debtor desires that Collateral be released as provided in the foregoing Section 13(a) or (b), it shall deliver to the Security Trustee a certificate signed by an authorized officer of such Debtor stating that the release of the respective Collateral is permitted pursuant to Section 13(a) or (b) hereof.  If reasonably requested by the Security Trustee (although the Security Trustee shall have no obligation to make any such request), such Debtor shall furnish appropriate legal opinions (from counsel, reasonably acceptable to the Security Trustee) to the effect set forth in the immediately preceding sentence.

(d)                                 The Security Trustee shall have no liability whatsoever to any other Beneficiary as the result of any release of Collateral by it in accordance with (or which the Security Trustee in good faith believes to be in accordance with) this Section 13.

14.                               ADMISSIBILITY OF SECURITY AGREEMENT

Each Debtor agrees that any copy of this Security Agreement signed by such Debtor and transmitted by telecopier for delivery to the Security Trustee shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

15.                               NOTICES

All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Group Intercreditor Deed.

16.                               WAIVERS, NON-EXCLUSIVE REMEDIES

Security Trustee’s prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations.  No act, omission or delay (other than an express written waiver) by the Security Trustee or any Beneficiary shall constitute a waiver of its rights and remedies hereunder or otherwise.  No single or partial waiver by the Security Trustee or any Beneficiary of any default hereunder or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

17.                               SECURITY INTEREST ABSOLUTE

All rights of the Security Trustee and the Beneficiaries, all of the Security Interests hereunder, and all of the obligations of each Debtor hereunder, shall be absolute and unconditional, irrespective of:

(a)                                  any lack of validity, legality or enforceability of any of the Senior Finance Documents or any other agreement or instrument relating thereto or any provision or provisions herein or therein;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from any of the Senior Finance Documents;

(c)                                  any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

(d)                                 any other circumstance which might otherwise constitute a defense available to, or a discharge of, such Debtor or a third party grantor of a security interest.

18.                               SUCCESSORS AND ASSIGNS

This Security Agreement is for the benefit of Security Trustee and each Beneficiary and its successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the Obligations so assigned, may be transferred with such Obligations.  Each Debtor may not assign its obligations under this Security Agreement to any person.  Subject to the foregoing, this Security Agreement shall be binding on each Debtor and its successors and permitted assigns.

19.                               CHANGES IN WRITING

No amendment, modification, termination or waiver of any provision of this Security Agreement or consent to any departure by any Debtor therefrom, shall in any event be effective without the written concurrence of the Security Trustee acting on the instructions of an Instructing Party and such Debtor.

20.                               APPLICABLE LAW

THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD, TO THE FULLEST EXTENT PERMITTED BY LAW, TO ANY CONFLICT OF LAWS RULES WHICH MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

21.                               WAIVER OF JURY TRIAL AND SETOFF; CONSENT TO JURISDICTION; ETC.

21.1                        In any litigation in any court with respect to, in connection with, or arising out of this Security Agreement, the Collateral, or any other Senior Finance Document or any instrument or document delivered pursuant to this Security Agreement, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between any Debtor, on the one hand and the Beneficiaries or the Security Trustee, on the other hand, such Debtor, to the fullest extent it may effectively do so, (i) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable Federal or State procedural laws, be interposed, pleaded or alleged in any other action and (ii) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION.  EACH DEBTOR AGREES THAT THIS SECTION 21 IS A SPECIFIC AND MATERIAL ASPECT OF THIS SECURITY AGREEMENT AND ACKNOWLEDGES THAT THE  BENEFICIARIES WOULD NOT EXTEND TO ANY OBLIGORS ANY FACILITIES UNDER THE RELEVANT FACILITIES AGREEMENT OR ANY SERIES OF LIABILITIES UNDER ANY OTHER SENIOR FINANCE DOCUMENT IF THIS SECTION 21 WERE NOT PART OF THIS SECURITY AGREEMENT.

21.2                        Each Debtor hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the State of New York, in connection with any action or proceeding arising out of or relating to this Security Agreement, the Collateral, or any other Senior Finance Document or any document or instrument delivered pursuant to this Security Agreement.  In any such litigation, each Debtor waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to such Debtor at its address set forth below its signature herein.  Each Debtor hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

22.                               SURVIVAL

All representations and warranties of any Debtor contained in this Security Agreement shall survive the making, execution and delivery of this Security Agreement.

23.                               HEADINGS

Section and subsection headings in this Security Agreement are included herein for convenience of reference only and shall not constitute a part of this Security Agreement for any other purpose or be given any substantive effect.

24.                               COUNTERPARTS

This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

25.                               FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE

No failure or delay on the part of the Security Trustee or any Beneficiary in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege.  All rights and remedies existing under this Security Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

26.                               SEVERABILITY

If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

27.                               ACKNOWLEDGEMENT OF RECEIPT

Each Debtor acknowledges receipt of a copy of this Security Agreement.

28.                               AMENDMENT AND RESTATEMENT

This Security Agreement shall amend and restate in its entirety the Original Security Agreement, and all obligations of the Debtors thereunder shall be deemed replaced and extended as obligations under this Security Agreement and be governed hereby without novation.  In no event shall such amendment and restatement be construed as a termination of the obligations under the Original Security Agreement.

[Remainder of this page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Security Agreement as of the date first written above.

NNS U.K. HOLDINGS 1 LLC

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NNS U.K. HOLDINGS 2, INC.

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NORTH CABLECOMMS HOLDINGS, INC.

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NORTH CABLECOMMS L.L.C.

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NORTH CABLECOMMS MANAGEMENT, INC.

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NTL BROMLEY COMPANY

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NTL CABLECOMMS GROUP, INC.

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NTL CHARTWELL HOLDINGS, INC.

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NTL CHARTWELL HOLDINGS 2, INC.

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NTL NORTH CABLECOMMS HOLDINGS, INC.

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NTL NORTH CABLECOMMS MANAGEMENT, INC.

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NTL PROGRAMMING SUBSIDIARY COMPANY

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NTL SOLENT COMPANY

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NTL SOUTH CABLECOMMS HOLDINGS, INC.

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NTL SOUTH CABLECOMMS MANAGEMENT, INC.

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NTL SURREY COMPANY

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NTL SUSSEX COMPANY

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NTL UK CABLECOMMS HOLDINGS, INC.

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NTL WESSEX COMPANY

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NTL WINSTON HOLDINGS, INC.

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

NTL WIRRAL COMPANY

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

SOUTH CABLECOMMS HOLDINGS, INC.

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

SOUTH CABLECOMMS MANAGEMENT, INC.

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

SOUTH CABLECOMMS L.L.C.

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

WINSTON INVESTORS L.L.C.

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

CHARTWELL INVESTORS L.P.

By:	Its General Partner

NTL Chartwell Holdings Limited

	By:	Its Director

Virgin Media Directors Limited

		By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Director

NTL (TRIANGLE) LLC

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Vice President

Accepted and Agreed:

DEUTSCHE BANK AG, LONDON BRANCH

as Security Trustee

By:	/s/ N. DAWES
Name: N. Dawes
Title: V.P.

By:	/s/ V. MAYELL
Name: V. Mayell
Title: A.V.P.

SCHEDULE 1

LOCATIONS OF BOOKS AND RECORDS, CHIEF PLACE OF BUSINESS, CHIEF EXECUTIVE OFFICE

Chief Executive Office:	c/o Virgin Media Limited
160 Great Portland Street
London W1W 5QA

Chief Place of Business:	c/o Virgin Media Limited
160 Great Portland Street
London W1W 5QA

Telephone:	020 7299 5000

Locations of Equipment, Inventory, Books and Records, Other locations:

Books and Records:	c/o Virgin Media Limited
160 Great Portland Street
London W1W 5QA

SCHEDULE 2

LEGAL NAMES, TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION, LOCATION AND ORGANIZATION IDENTIFICATION NUMBERS

Exact Legal Name of the Debtor	Type of Organization	Registered Organization? (Yes/No)	Jurisdiction of Organization	Debtor’s Location (for purposes of NY UCC § 9-307)	Debtor’s Organization Identification Number (or, if it has none, so indicate)	Transmitting Utility? (Yes/No)

NNS U.K. Holdings 1 LLC	Limited Liability Company	Yes	Delaware	Delaware	2477818	No

NNS U.K. Holdings 2, Inc.	Corporation	Yes	Delaware	Delaware	2477819	No

North CableComms Holdings, Inc.	Corporation	Yes	Delaware	Delaware	2341830	No

North CableComms L.L.C.	Limited Liability Company	Yes	Delaware	Delaware	2442461	No

North CableComms Management, Inc.	Corporation	Yes	Delaware	Delaware	2341826	No

NTL Bromley Company	Corporation	Yes	Delaware	Delaware	2292401	No

NTL CableComms Group, Inc.	Corporation	Yes	Delaware	Delaware	2478255	No

NTL Chartwell Holdings, Inc.	Corporation	Yes	Delaware	Delaware	2362805	No

NTL Chartwell Holdings 2, Inc.	Corporation	Yes	Delaware	Delaware	2489841	No

NTL North CableComms Holdings, Inc.	Corporation	Yes	Delaware	Delaware	2352712	No

NTL North CableComms Management, Inc.	Corporation	Yes	Delaware	Delaware	2352711	No

NTL Programming Subsidiary Company	Corporation	Yes	Delaware	Delaware	2312702	No

NTL Solent Company	Corporation	Yes	Delaware	Delaware	2292413	No

NTL South CableComms Holdings, Inc.	Corporation	Yes	Delaware	Delaware	2362810	No

NTL South CableComms Management, Inc.	Corporation	Yes	Delaware	Delaware	2362807	No

NTL Surrey Company	Corporation	Yes	Delaware	Delaware	2292418	No

NTL Sussex Company	Corporation	Yes	Delaware	Delaware	2292412	No

NTL UK CableComms Holdings, Inc.	Corporation	Yes	Delaware	Delaware	2494571	No

NTL Wessex Company	Corporation	Yes	Delaware	Delaware	2292403	No

NTL Winston Holdings, Inc.	Corporation	Yes	Delaware	Delaware	2341828	No

NTL Wirral Company	Corporation	Yes	Delaware	Delaware	2292402	No

South CableComms Holdings, Inc.	Corporation	Yes	Delaware	Delaware	2485991	No

South CableComms Management, Inc.	Corporation	Yes	Delaware	Delaware	2485989	No

South CableComms L.L.C.	Limited Liability Company	Yes	Delaware	Delaware	2491764	No

Winston Investors L.L.C.	Limited Liability Company	Yes	Delaware	Delaware	2462336	No

Chartwell Investors L.P.	Limited Partnership	Yes	Delaware	Delaware	2366169	No

NTL (Triangle) LLC	Limited Liability Company	Yes	Delaware	Delaware	3125387	No

SCHEDULE 3

TRADE-NAMES AND FICTITIOUS NAMES
(PRESENT AND PAST FIVE YEARS)

None.

SCHEDULE 4

TRADEMARK REGISTRATIONS

None.

SCHEDULE 5

PATENTS

None.

SCHEDULE 6

COPYRIGHTS

None.

SCHEDULE 7

LICENSES

None.

SUPPLEMENT TO AMENDED AND RESTATED SECURITY AGREEMENT

(PATENTS)

WHEREAS, [          ], a Delaware corporation (herein referred to as “Debtor”), whose address is [          ], owns the letters patent, and/or applications for letters patent, of the United States of America, more particularly described on Schedule 1-A annexed hereto as part hereof (the “Patents”);

WHEREAS, Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited), Telewest Communications Network Limited, VMIH Sub Limited (formerly known as NTLIH Sub Limited), and Virgin Media Dover LLC (formerly known as NTL Dover LLC), as Borrowers, Deutsche Bank AG, London Branch, J.P. Morgan plc, The Royal Bank of Scotland plc and Goldman Sachs International, as Bookrunners and as Mandated Lead Arrangers, Deutsche Bank AG, London Branch as Facility Agent and as Security Trustee, Deutsche Bank AG, New York Branch, as US Paying Agent, GE Corporate Banking Europe SAS, as Administrative Agent, Deutsche Bank AG, London Branch, as Original L/C Bank and the persons named therein as Lenders have entered into a Senior Facilities Agreement dated 3 March 2006 (as such agreement may be modified, supplemented, amended or restated from time to time (the “Senior Facilities Agreement”).  Pursuant to a Security Trust Agreement dated March 3, 2006 and amended and restated as of [                            ], 2010, the Security Trustee has been appointed and is serving as trustee for the Beneficiaries, as defined therein;

WHEREAS, Debtor has entered into an Amended and Restated Security Agreement (said Agreement, as it may hereafter be amended or otherwise modified from time to time being the “Security Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined) in favor of the Security Trustee for the benefit of the Beneficiaries.  It is a requirement of the Relevant Facilities Agreement that Debtor execute and deliver the Security Agreement; and

WHEREAS, pursuant to the Security Agreement, Debtor has granted to the Security Trustee for the benefit of the Beneficiaries a security interest in all right, title and interest of Debtor in and to the Patents, together with all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by Debtor, and all reissues, continuations, continuations-in-part, term restorations or extensions thereof and all proceeds thereof, including, without limitation, any claims by Debtor against third parties for infringement thereof for the full term of the Patents (the “Collateral”), to secure the prompt payment, performance and observance of the Obligations (as defined in the Security Agreement);

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Debtor does hereby further confirm, and put on the public record, its grant to the Security Trustee for the benefit of the Beneficiaries a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

Debtor does hereby further acknowledge and affirm that the rights and remedies of the Security Trustee with respect to the grant of and security interest in the Collateral made hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

Security Trustee’s address is

Address:

Attention:

Fax:

IN WITNESS WHEREOF, Debtor has duly executed or caused this Supplement to Amended and Restated Security Agreement to be duly executed as of the [          ], 20    .

[          ]

By:
Name:
Title:

STATE OF	)

) :

COUNTY OF	)

On this          day of                       , 20    , before me personally appeared                               , to me known, who, being by me duly sworn, did depose and say that he/she resides at                                                      and that he/she is                              of Debtor; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed pursuant to authority of the Board of Directors of said corporation and that he/she signed his/her name thereto in his/her capacity as an authorized officer of said corporation pursuant to such authority.

Notary Public

Schedule 1-A to the SUPPLEMENT TO AMENDED AND RESTATED SECURITY AGREEMENT

PATENTS

Title	Date Filed or Granted	Serial No. or Patent No.

SUPPLEMENT TO AMENDED AND RESTATED SECURITY AGREEMENT

(TRADEMARKS)

WHEREAS, [          ], a Delaware corporation (herein referred to as “Debtor”), having an address at [          ], (1) has adopted, used and is using, or (2) has intended to use and filed an application indicating that intention, but has not yet filed an allegation of use under Section l(c) or l(d) of the Trademark Act, or (3) has filed an application based on an intention to use and has since used and has filed an allegation of use under [Section l(c) or l(d)] of the Trademark Act, the trademarks, trade names, trade styles and service marks listed on the annexed Schedule 2-A, which trademarks, trade names, trade styles and service marks are registered in the United States Patent and Trademark Office (the “Trademarks”); and

WHEREAS, Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited), Telewest Communications Network Limited, VMIH Sub Limited (formerly known as NTLIH Sub Limited), and Virgin Media Dover LLC (formerly known as NTL Dover LLC), as Borrowers, Deutsche Bank AG, London Branch, J.P. Morgan plc, The Royal Bank of Scotland plc and Goldman Sachs International, as Bookrunners and as Mandated Lead Arrangers, Deutsche Bank AG, London Branch as Facility Agent and as Security Trustee, Deutsche Bank AG, New York Branch, as US Paying Agent, GE Corporate Banking Europe SAS, as Administrative Agent, Deutsche Bank AG, London Branch, as Original L/C Bank and the persons named therein as Lenders have entered into a Senior Facilities Agreement dated 3 March 2006 (as such agreement may be modified, supplemented, amended or restated from time to time (the “Senior Facilities Agreement”).  Pursuant to a Security Trust Agreement dated March 3, 2006 and amended and restated as of [                            ], 2010, the Security Trustee has been appointed and is serving as trustee for the Beneficiaries, as defined therein;

WHEREAS, Debtor has entered into an Amended and Restated Security Agreement (said Agreement, as it may hereafter be amended or otherwise modified from time to time being the “Security Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined) in favor of the Security Trustee for the benefit of the Beneficiaries.  It is a requirement of the Relevant Facilities Agreement that Debtor execute and deliver the Security Agreement; and

WHEREAS, pursuant to the Security Agreement, Debtor has granted to Security Trustee for the benefit of the Beneficiaries a security interest in all right, title and interest of Debtor in and to the Trademarks, together with all prints and labels on which said Trademarks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and the goodwill of the business symbolized by the Trademarks and the applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof, or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by Debtor, and all reissues, extensions or renewals thereof and all proceeds thereof, including, without limitation, any claims by Debtor against third parties for infringement thereof (the “Collateral”), to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement);

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Debtor does hereby further confirm, and put on the public record, its grant to the Security Trustee for the benefit of the Beneficiaries a security interest in the Collateral to secure the prompt payment, performance and observance of the  Obligations.

Debtor does hereby further acknowledge and affirm that the rights and remedies of the Security Trustee with respect to the grant of, security interest in and mortgage on the Collateral made hereby are more fully set forth in the Security Agreement; the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

The Security Trustee’s address is:

Address:

Attention:

Fax:

IN WITNESS WHEREOF, Debtor has duly executed or caused this Supplement to Amended and Restated Security Agreement to be duly executed as of [          ], 20    .

[          ]

By:
Name:
Title:

STATE OF	)

) :

COUNTY OF	)

On this          day of                   , 20    , before me personally appeared                         , to me known, who, being by me duly sworn, did depose and say that he/she resides at                                                  and that he/she is                            of Debtor; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed pursuant to authority of the Board of Directors of said corporation and that he/she signed his/her name thereto in his/her capacity as an authorized officer of said corporation pursuant to such authority.

Notary Public

Schedule 2-A to the SUPPLEMENT TO AMENDED AND RESTATED SECURITY AGREEMENT

TRADEMARKS

Trademark	Application or Registration Date	Application Serial No. or Registration No.

SUPPLEMENT TO AMENDED AND RESTATED SECURITY AGREEMENT

(COPYRIGHTS)

WHEREAS, [          ], a [          ] corporation (herein referred to as “Debtor”), having an address at [          ] has adopted, used and is using the copyrights listed on the annexed Schedule 3-A, which copyrights are registered in the United States Copyright Office (the “Copyrights”);

WHEREAS, Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited), Telewest Communications Network Limited, VMIH Sub Limited (formerly known as NTLIH Sub Limited), and Virgin Media Dover LLC (formerly known as NTL Dover LLC), as Borrowers, Deutsche Bank AG, London Branch, J.P. Morgan plc, The Royal Bank of Scotland plc and Goldman Sachs International, as Bookrunners and as Mandated Lead Arrangers, Deutsche Bank AG, London Branch as Facility Agent and as Security Trustee, Deutsche Bank AG, New York Branch, as US Paying Agent, GE Corporate Banking Europe SAS, as Administrative Agent, Deutsche Bank AG, London Branch, as Original L/C Bank and the persons named therein as Lenders have entered into a Senior Facilities Agreement dated 3 March 2006 (as such agreement may be modified, supplemented, amended or restated from time to time (the “Senior Facilities Agreement”).  Pursuant to a Security Trust Agreement dated March 3, 2006 and amended and restated as of [                            ], 2010, the Security Trustee has been appointed and is serving as trustee for the Beneficiaries, as defined therein;

WHEREAS, Debtor has entered into an Amended and Restated Security Agreement (said Agreement, as it may hereafter be amended or otherwise modified from time to time being the “Security Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined) in favor of the Security Trustee for the benefit of the Beneficiaries.  It is a requirement of the Relevant Facilities Agreement that Debtor execute and deliver the Security Agreement; and

WHEREAS, pursuant to the Security Agreement, Debtor has granted to the Security Trustee for the benefit of the Beneficiaries a security interest in all right, title and interest of Debtor in and to the Copyrights, and the registrations and recordings thereof in the United States Copyright Office or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by Debtor and all extensions or renewals thereof and all licenses thereof and all proceeds thereof, including, without limitation, any claims by Debtor against third parties for infringement thereof (the “Collateral”), to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement);

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Debtor does hereby further confirm, and put on the public record, its grant to the Security Trustee for the benefit of the Beneficiaries a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Obligations.

Debtor does hereby further acknowledge and affirm that the rights and remedies of the Security Trustee with respect to the grant assignment of and security interest in the Collateral made hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

the Security Trustee’s address is:

Address:

Attention:

Fax:

IN WITNESS WHEREOF, Debtor has duly executed or caused this Supplement to Amended and Restated Security Agreement to be duly executed as of [          ], 20    .

[          ]

By:
Name:
Title:

STATE OF	)

) :

COUNTY OF	)

On this          day of                     , 20    , before me personally appeared                            , to me known, who, being by me duly sworn, did depose and say that he/she resides at                                                     and that he/she is                        of Debtor; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed pursuant to authority of the Board of Directors of said corporation and that he/she signed his/her name thereto in his/her capacity as an authorized officer of said corporation pursuant to such authority.

Notary Public

SPECIAL POWER OF ATTORNEY

STATE OF	)

) :

COUNTY OF	)

KNOW ALL MEN BY THESE PRESENTS, THAT [          ], a [          ] corporation with its principal office having an address at                  , (hereinafter called “Debtor”), hereby appoints and constitutes Deutsche Bank AG, London Branch, as Security Trustee (hereinafter called “Security Trustee”), its true and lawful attorney, with full power of substitution, and with full power and authority, upon the occurrence and during the continuance of an Event of Default (hereinafter defined) to perform the following acts on behalf of Debtor:

(a)                                  For the purpose of granting, selling, licensing or otherwise disposing of all right, title and interest of Debtor in and to any letters patent, design and plant patents, utility models, industrial designs, inventor certificates and statutory invention registrations of the United States of America or any other country or political subdivision thereof, and all registrations, recordings, reissues, continuations, continuations-in-part, term restorations and extensions thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to the foregoing, to execute and deliver any and all agreements, documents, instruments of transfer or other papers necessary or advisable to effect such purpose;

(b)                                 For the purpose of granting, selling, licensing or otherwise disposing of all right, title and interest of Debtor in and to any trademarks, trade names, trade styles and service marks, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to the foregoing, to execute and deliver any and all agreements, documents, instruments of transfer or other papers necessary or advisable to effect such purpose;

(c)                                  For the purpose of granting, selling, licensing or otherwise disposing of all right, title and interest of Debtor in and to any copyrights, and all registrations, recordings, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to the foregoing, to execute and deliver any and all agreements, documents, instruments of transfer or other papers necessary or advisable to effect such purpose; and

(d)                                 To execute any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as the Security Trustee may in its sole but reasonable discretion determine.

This power of attorney is made pursuant to an Amended and Restated Security Agreement, dated the date hereof, as amended from time to time, by Debtor in favor of the Security Trustee and will take effect solely for the purposes of Section 9 thereof and is subject to the conditions thereof and may not be revoked until the payment in full of all “Obligations” as defined in such

Amended and Restated Security Agreement and expiration or termination of all “Commitments” as such term is used in the Relevant Facilities Agreement (as defined in such Amended and Restated Security Agreement); provided, however, Security Trustee agrees that it shall only exercise the powers granted hereby following the occurrence and during the continuance of an Event of Default.  As used herein, “Event of Default” has the meaning specified in such Amended and Restated Security Agreement.

Dated as of                       , 20

[          ]

By:
Name:
Title: